UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 12, 2018
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11011 Via Frontera, Suite A/B
San Diego, California 92127
(Address of principal executive offices)
(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Turtle Beach Corporation (the “Company”) approved a grant of restricted common stock to the Company's chief executive officer, Juergen Stark. The Committee determined to provide Mr. Stark with a “catch-up” grant for past service due to the fact that Mr. Stark's long-term equity incentive compensation for fiscal years 2017, 2016 and 2015 was limited, relative to target amounts, by certain provisions of the Company’s 2013 Stock-Based Incentive Compensation Plan. The grant awards Mr. Stark 150,172 restricted shares of the Company’s common stock and will vest in equal monthly tranches during the first three years following the grant date, June 15, 2018, in order to provide increased retention incentives.
Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 12, 2018. A quorum was present at the Annual Meeting. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2018 (the “Proxy Statement”), were (1) the election of six nominees to the Company’s board of directors, (2) the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2018, (3) the approval of a one-time stock option exchange program to permit the Company to cancel certain outstanding stock options held by certain of its employees (including its executive officers) and its non-employee directors in exchange for new or replacement options exercisable at a reduced exercise price for a reduced number of shares of its common stock (with the balance returned to the 2013 Plan (as defined below) share reserve) (the “Option Exchange Proposal”) and (4) the approval of an amendment to the Company’s 2013 Stock-Based Incentive Compensation Plan (as amended, the “2013 Plan”), to (x) increase the total number of shares of common stock authorized for grant under the 2013 Plan from 1,362,500 shares to 2,862,500 shares, (y) increase the maximum number of shares of common stock available for grant to any individual plan participant in a calendar year from 112,500 shares to 500,000 shares and (z) assuming Proposal 3 is approved, exclude the replacement options issued in the option exchange from the calculation of such individual plan participant limit (the “Stock Plan Proposal”).
All proposals were approved by the Company’s stockholders. There were 10,845,088 shares of the Company’s common stock represented at the Annual Meeting in person or by proxy, constituting approximately 87.8% of the Company’s outstanding common stock on April 18, 2018, the record date. The table below shows the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

1.	Election of Directors

	For	Withheld	Broker Non-Votes
Gregory Ballard	6,502,960	969,049	3,373,079
Ronald Doornink	6,107,840	1,364,169	3,373,079
Kenneth A. Fox	6,112,966	1,359,043	3,373,079
William E. Keitel	6,161,855	1,310,154	3,373,079
Juergen Stark	6,114,038	1,357,971	3,373,079
Andrew Wolfe	6,894,465	577,544	3,373,079

2.	Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

For	Against	Abstain
10,295,895	18,772	530,421

3.	Approval of the Option Exchange Proposal.

For	Against	Abstain	Broker Non-Vote
5,454,242	1,947,008	70,759	3,373,079

Following the conclusion of the Annual Meeting, in accordance with its discretionary authority as described in the Proxy Statement, the Company’s board of directors determined not to implement the option exchange.

4.	Approval of the Stock Plan Proposal.

For	Against	Abstain	Broker Non-Vote
5,428,848	1,973,653	69,508	3,373,079

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	June 15, 2018	By:	/s/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary